Morris Communications announces Joint Venture with NIIT Technologies

New entity to offer IT and Business Process Outsourcing services to open market

Augusta, GA, 13th July, 2011, Wednesday–Morris Communications, a privately held leading media company with headquarters in Augusta, Georgia announced a joint venture with NIIT Technologies, a leading Information Technology (IT) solutions Company. This partnership entails provisions of integrated IT & Business Process Outsourcing services to enterprises in the United States through the newly created NIIT Media Technologies, LLC.

Commenting on the relationship, Steve K. Stone, Senior Vice President and Chief Financial Officer of Newspapers and Shared Services at Morris Communications said, “NIIT Technologies was selected as the preferred partner following a rigorous selection process. This partnership should significantly reduce our costs of operations and services, while improving the level of services required and meeting our objectives in the future. This opportunity will also allow us to commercialize our service center and provide more benefits to our existing customers”.

Under the terms of the agreement Morris Communications will transfer to the Joint Venture the assets of its MStar Solutions subsidiary, including IT infrastructure, people and application landscape. With this facility, NIIT will leverage any support to the growing technology outsourcing sector in the United States.

According to Lalit Dhingra, President of NIIT Technologies, Inc., “We are pleased to partner with Morris Communications, a significant player and a strong voice in the media industry. This is a strategic transformational deal which enhances our onshore presence to expand our footprint in the US market”.

About NIIT Technologies:

NIIT Technologies is a leading IT solutions organization, servicing customers in North America, Europe, Asia and Australia. It offers services in Application Development and Maintenance, Managed Services, IP Asset or Platform Solutions, and Business Process Outsourcing to organizations in the Financial Services, Travel & Transportation, Manufacturing/Distribution, Healthcare and Government sectors. The Company adheres to major global benchmarks and standards, having secured the ISO 9001:2000 certifications and the ISO: 27001 Information Security Management accreditation. NIIT Technologies also follows global standards of development. It has been assessed at Level 5 of SEI CMMi version 1.2. NIIT Technologies Business Process Outsourcing conforms to the highest quality standards such as COPC and Six Sigma. Its data centre operations are assessed at the international ISO 20000 IT management standards.

For further information, please visit www.niit-tech.com.

About Morris Communications:

Morris Communications Company LLC is part of a privately held group of media companies with diversified holdings that include newspaper and magazine publishing, outdoor advertising, radio broadcasting, book publishing and distribution of online services. Morris’ holdings include 13 daily newspapers, numerous nondaily and free community papers, 33 radio stations and two radio networks, two book publishing and distribution houses, numerous magazines and specialized publications, more than 100 visitor (travel and tourism) publications, including Where Guestbooks and magazines, maps, Best Read Guides, an online service and two event marketing companies. In the United States, Morris Communications has interests and/or holdings in 29 states. Overseas, Morris Communications has holdings in London, England; Paris, France; Asia; and the Principality of Monaco. Morris also owns several visitor publications in the U.S. Virgin Islands.

For more information, please visit http://morris.com/.

Safe Harbor

Certain statements in this release are forward-looking statements. The business involves various risks, and uncertainties that could result in the actual results to differ materially from those indicated here. All forward looking statements made herein are based on information presently available to the management of the Company and the Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the Company.

For media queries please contact:

Steve K. Stone
Senior VP and CFO of Newspapers and Shared Services at Morris Communications
706-828-4376
steve.stone@morris.com

Aninda Bose
aninda.bose@niit-tech.com